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                                                                    EXHIBIT 3(i)


                           ARTICLES OF INCORPORATION
                                       OF
                           SPLIT SECOND TRADING, INC.


         The undersigned, acting as incorporator of the captioned corporation under the Florida Business Corporation Act, adopts the following Articles of
Incorporation:

                                   ARTICLE I

                      Corporate Name and Principal Office

         The name of this corporation is SPLIT SECOND TRADING, INC. and its principal office and mailing address is 10008 North Dale Mabry Highway, #113, Tampa, Florida 33618.


                                   ARTICLE II

                      Commencement of Corporate Existence

         The corporation shall come into existence on January 6, 1999.


                                  ARTICLE III

                           General Nature of Business

         The corporation may transact any lawful business for which corporations may be incorporated under Florida law.


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                                   ARTICLE IV

                                 Capital Stock

         The aggregate number of shares of stock authorized to be issued by this corporation shall be 50,000,000 shares of common stock, each with a par value of $.001. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

                                   ARTICLE V

                      Initial Registered Office and Agent

         The street address of the initial registered office of the corporation shall be 220 South Franklin Street, Tampa, Florida 33602, and the initial registered agent of the corporation at such address is John N. Giordano.

                                   ARTICLE VI

                                  Incorporator

         The name and address of the corporation's incorporator is:

         Name                                 Address
         ----                                 -------
         Jennifer Riddle                      220 South Franklin Street
                                              Tampa, Florida 33602



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                                  ARTICLE VII

                                    By-Laws

         The power to adopt, alter, amend or repeal by-laws of this corporation shall be vested in its shareholders and separately in its Board of Directors, as prescribed by the by-laws of the corporation.

                                  ARTICLE VIII

                                Indemnification

         If the criteria set forth in ss.607.0850(1) or (2), Florida Statutes, as then in effect, have been met, then the corporation shall indemnify any director, officer, employee or agent thereof, whether current or former, together with his or her personal representatives, devisees or heirs, in the manner and to the extent contemplated by ss.607.0850, as then in effect, or by any successor law thereto.

         IN WITNESS WHEREOF, the undersigned has executed these Articles this 4th day of January 1999.

                                                     /s/ Jennifer Riddle
                                                     ----------------------
                                                     Jennifer Riddle
166998.1


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                            CERTIFICATE DESIGNATING
                                REGISTERED AGENT

         Pursuant to the provisions of ss.ss.48.091 and 607.0501, Florida Statutes, SPLIT SECOND TRADING, INC., desiring to organize under the laws of the State of Florida, hereby designates John N. Giordano, an individual resident of the State of Florida, as its Registered Agent for the purpose of accepting service of process within such State and designates 220 South Franklin Street, Tampa, Florida 33602, the business office of its Registered Agent, as its Registered Office.

                                               SPLIT SECOND TRADING, INC.


                                               By /s/ Jennifer Riddle
                                                  -----------------------------
                                                  Jennifer Riddle, Incorporator


                                 ACKNOWLEDGMENT

         I hereby accept my appointment as Registered Agent of the above named corporation, acknowledge that I am familiar with and accept the obligations imposed by Florida law upon that position, and agree to act as such in accordance with the provisions of ss.ss.48.091 and 607.0505, Florida Statutes.


                                                  /s/ John N. Giordano
                                                  -----------------------------
                                                  John N. Giordano


166998.1